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                                                                      EXHIBIT 21

The following is a list of the significant subsidiaries of the registrant as of March 28, 2002. Each such subsidiary does business under its corporate name.

List of Subsidiaries

                                                   Jurisdiction of
Subsidiary                                         Incorporation

EID Corporation                                    Liberia
Ethyl Administration GmbH                          Switzerland
Ethyl Asia Pacific Company                         Virginia
Ethyl Brasil Aditivos S.A                          Brazil
Ethyl Canada Inc.                                  Province of Ontario, Canada
Ethyl Europe S.P.R.L.                              Belgium
Ethyl Foreign Sales Corporation                    U.S. Virgin Islands
Ethyl Interamerica Corporation                     Delaware
Ethyl Japan Corporation                            Japan
Ethyl Korea Limited                                Korea
Ethyl Mineraloel-Additive GmbH                     Germany
Ethyl Petroleum Additives, Inc.                    Delaware
Ethyl Petroleum Additives Limited                  United Kingdom
Ethyl Services GmbH                                Switzerland
Ethyl Services Limited                             United Kingdom
Ethyl Shipping Company Limited                     United Kingdom